Exhibit 99.1

News Release

Contacts:
Juan José Orellana	Kathleen O’Guin
Molina Healthcare, Inc.	Molina Healthcare, Inc.
Investor Relations	Public Relations
562-435-3666, ext. 111143	562-951-8305
MOLINA HEALTHCARE TO ACQUIRE
UNISYS MEDICAID HEALTH INFORMATION MANAGEMENT BUSINESS
Long Beach, California (January 19, 2010) — Molina Healthcare, Inc. (NYSE: MOH) today announced that it has entered into a definitive agreement to acquire the Health Information Management (HIM) business of Unisys Corporation (NYSE: UIS). The purchase price is expected to be approximately $135 million, subject to a standard working capital adjustment, to be paid in cash at closing using Molina’s credit facility. The acquisition, which is expected to close in the first half of 2010, is subject to customary regulatory approvals and closing conditions, including receipt of customer consents.
The HIM business provides design, development, implementation, and business process outsourcing solutions to state governments for their Medicaid Management Information Systems (MMIS). MMIS is a core tool used to support the administration of state Medicaid and other health care entitlement programs. The HIM business currently holds MMIS contracts with the states of Idaho, Louisiana, Maine, New Jersey, and West Virginia, as well as a contract to provide drug rebate administration services for the Florida Medicaid program. Annual revenues of the HIM business are currently approximately $110 million. The approximately 900 employees of the HIM business will become employees of Molina Healthcare upon closing of the transaction, and following the closing Unisys has agreed to provide certain transitional and technology support services to Molina Healthcare for up to one year.
     “I am excited about our strategic acquisition of the Unisys Health Information Management business,” said J. Mario Molina, M.D., president and chief executive officer of Molina Healthcare. “The HIM business will complement our Medicaid health plan business and advance our strategic plan by expanding our services and product offerings beyond managed care. Now, more than ever, state governments need cost-effective programs that help improve the health of Medicaid beneficiaries. For the first time, Molina Healthcare will have, within a single company, the tools our state partners need to run their Medicaid programs, ranging from full-risk managed care health plans to fee-based information technology solutions.”
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MOH To Acquire Unisys Medicaid Health Information Management Business

January 19, 2010
Conference Call
Molina Healthcare’s management will host a conference call and webcast to discuss the acquisition of the HIM business at 8:30 a.m. Eastern Time on Tuesday, January 19, 2010. The telephone number for this interactive conference call is 212-231-2933, and a telephonic replay will be available from 10:30 a.m. Eastern time on January 19, 2010, through 6:00 p.m. Eastern Time on January 20, 2010, by dialing (800) 633-8284 and entering confirmation number 21456223. A live webcast of the call can be accessed on the Company’s website at www.molinahealthcare.com. An online replay will be available beginning approximately one hour following the conclusion of the call and webcast.
About Molina Healthcare
Molina Healthcare, Inc. is a multi-state managed care organization that arranges for the delivery of health care services to persons eligible for Medicaid, Medicare, and other government-sponsored programs for low-income families and individuals. Altogether, Molina Healthcare’s licensed health plan subsidiaries in California, Florida, Michigan, Missouri, New Mexico, Ohio, Texas, Utah, and Washington currently serve approximately 1.45 million members. More information about Molina Healthcare, Inc. can be obtained at www.molinahealthcare.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains “forward-looking statements” that are subject to risks and uncertainties that may cause actual results to differ materially. Such factors include: risks related to the timely closing of the acquisition, including the need to obtain regulatory approvals, customer consents, and to satisfy other closing conditions; risks related to the integration of the operations and employees of the HIM business; risks related to the retention and renewal of the HIM business’s state government contracts on terms consistent with our expectations, including the timely final implementation of its Maine and Idaho contracts; risks associated with systems certification by the Centers for Medicare and Medicaid; the accuracy of our operating cost and capital outlay projections for the HIM business; the growth of the HIM business consistent with our expectations; risks related to financing the acquisition using our credit facility; and numerous other risk factors, including those discussed in our Form 10-K annual report, our Form 10-Q quarterly reports, our Form 8-K current reports, and our other reports and filings with the Securities and Exchange Commission. These reports can be accessed under the investor relations tab of our Company website or on the SEC’s website at www.sec.gov. No assurances can be given that any of the events anticipated by the forward-looking statements in this release will occur. All forward-looking statements represent our judgment as of January 19, 2010, and we disclaim any obligation to update such statements.
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